[Aetna letterhead]                           151 Farmington Avenue
[Aetna logo]                                 Hartford, CT  06156

                                             Julie E. Rockmore
                                             Counsel
                                             Law Division, RE4A
September 16, 1998                           Investments & Financial Services
                                             (860) 273-4686
                                             Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Life Insurance and Annuity Company and its Variable Annuity Account C
    Post-Effective Amendment No. 17 to Registration Statement on Form N-4 Prospectus Title: Group Variable Annuity Contracts for use with Tax-Deferred Annuity Plans (Section 403(b)) and Defined Contribution Plans (Section 401(a))
    File Nos.  33-75986* and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 17. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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* Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in prospectuses relating to securities covered by the following earlier Registration Statements: 33-75970, 33-75954, and 33-75956.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore